Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our following reports Dated August 15, 2024, relating to financial statements of Lytus Technologies Holding Ptv. Ltd. (the “Company”) of Independent Registered Public Accounting Firm in Amendment No. 1 to Registration Statement of Lytus Technologies Holding Ptv. Ltd. (the “Company”) on Form F-1/A, issued for FY 2024 and 2023 and the references to our firm in this regard in Form F-1/A so being filed by the company.

For, Pipara & Co LLP (6841)

/s/ Pipara & Co LLP

Place: Ahmedabad, India

Date: August 26, 2024

New York Office:	Corporate Office:	Mumbai Office:	Delhi Office:	Contact:
1270, Ave of Americas,	“Pipara Corporate House”	#3, 13th floor, Tradelink,	1602, Ambadeep Building,	T: +1 (646) 387 - 2034
Rockfeller Center, FL7,	Near Bandhan Bank Ltd.,	‘E’ Wing, A - Block, Kamala	KG Marg, Connaught Place	F: 91 79 40 370376
New York – 10020, USA	Netaji Marg, Law Garden,	Mills, Senapati Bapat Marg,	New Delhi- 110001	E: usa@pipara.com
	Ahmedabad - 380006	Lower Parel, Mumbai – 400013		naman@pipara.com